UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

AMERICAN HOMES 4 RENT

(Exact name of registrant as specified in its charter)

Maryland	001-36013	46-1229660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 13, 2014, American Homes 4 Rent (the “Company”) and American Homes 4 Rent, L.P., the Company’s operating partnership (the “Operating Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”), pursuant to which the Company agreed to offer and sell 13,000,000 of its Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) to the Underwriter, which generated net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, of approximately $225.3 million. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 1,950,000 Common Shares.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on August 7, 2014 (File No. 333-197921), a base prospectus, dated August 7, 2014, included as part of the registration statement, and a prospectus supplement, dated August 13, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Concurrently with the completion of the offering, the daughter of the Company’s Chairman of the Board of Trustees, B. Wayne Hughes, purchased approximately $50 million of the Company’s Common Shares in a private placement at the public offering price, bringing total net proceeds from the offering and the concurrent private placement to approximately $275.3 million.

The Company expects to contribute the net proceeds from this offering and the concurrent private placement to its Operating Partnership in exchange for Class A partnership units. The Operating Partnership intends to use the net proceeds of this offering and the concurrent private placement to repay indebtedness the Company has incurred or expects to incur under its credit facility to acquire single-family properties and for general corporate purposes.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The Underwriter has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. The Underwriter has received, and may in the future receive, customary fees and commissions for these transactions.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. In addition, a copy of the share purchase agreement in connection with the concurrent private placement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibits 1.1 and 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 13, 2014, by and among the Company, the Operating Partnership and Morgan Stanley & Co. LLC. *

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares.

10.1	Share Purchase Agreement, dated August 13, 2014, by and among American Homes 4 Rent and Tamara Hughes Gustavson.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

*       Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2014		AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President - Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated August 13, 2014, by and among the Company, the Operating Partnership and Morgan Stanley & Co. LLC.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares.

10.1	Share Purchase Agreement, dated August 13, 2014, by and among American Homes 4 Rent and Tamara Hughes Gustavson.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).